Exhibit (l)(2)

[LETTERHEAD OF VENABLE LLP]

June 7, 2013

Permal Hedge Strategies Fund I

620 Eighth Avenue

New York, New York 10018

Re:	Registration Statement on Form N-2:

1933 Act File No. 333-177961

1940 Act File No. 811-22628

Ladies and Gentlemen:

We have served as Maryland counsel to Permal Hedge Strategies Fund I, a Maryland statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Trust”), in connection with certain matters of Maryland law arising out of the registration and issuance of $500,000,000 in aggregate offering price of shares (the “Shares”) of beneficial interest, par value $.00001 per share, of the Trust classified and designated as Service Shares and Institutional Shares, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Trust with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

In connection with our representation of the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement and the form of prospectus for each class of Shares included therein, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act;

2. The Certificate of Trust of the Trust, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Declaration of Trust of the Trust, certified as of the date hereof by an officer of the Trust;

4. The Bylaws of the Trust, certified as of the date hereof by an officer of the Trust;

5. A certificate of the SDAT as to the good standing of the Trust, dated as of a recent date;

Permal Hedge Strategies Fund I

June 7, 2013

6. Resolutions adopted by the Board of Trustees of the Trust (the “Resolutions”) relating to the authorization of the sale and issuance of the Shares in a continuous public offering, certified as of the date hereof by an officer of the Trust;

7. A certificate executed by an officer of the Trust, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Trust) is duly authorized to do so.

3. Each of the parties (other than the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Trust is a statutory trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Permal Hedge Strategies Fund I

June 7, 2013

2. The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment of net asset value therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act. Simpson Thacher & Bartlett LLP, counsel to the Trust, may rely on this opinion in giving its opinion to be delivered in connection with the Registration Statement and the transactions contemplated thereby.

Very truly yours,

/s/ Venable LLP